Exhibit 99.1

Noble Corporation
Dorfstrasse 19a
6340 Baar
Switzerland
PRESS RELEASE
Noble Corporation Reports 2010 Earnings of $3.02 per Share on Revenues of $2.8 Billion
ZUG, Switzerland, January 26, 2011 — Noble Corporation (NYSE: NE) today reported fourth quarter 2010 earnings of $99 million, or $0.39 per diluted share, versus $446 million, or $1.72 per diluted share, for the fourth quarter of 2009. Contract drilling services revenues for the fourth quarter of 2010 were $614 million versus $894 million in the fourth quarter of 2009. Earnings for the full year 2010 totaled $3.02 per diluted share compared with $6.42 per diluted share in 2009.
“2010 will be remembered as one of the most challenging years this industry has ever experienced,” said David Williams, Chairman, President and Chief Executive Officer. “However, Noble’s core values and strengths enabled us to not only weather the storm, but to do so while maintaining operational excellence, improving safety, expanding our geographic diversity and adding significant contract backlog with key customers.”
Contract drilling services revenues for the fourth quarter 2010 were $614 million, down 31 percent from the year-earlier quarter. Contract drilling margins for the fourth quarter 2010 were approximately 46 percent, generating $369 million in net cash provided by operating activities during the quarter and $1.7 billion for full year 2010. The Company invested $537 million in capital projects during the quarter, bringing full-year capital spending for 2010 to $1.4 billion. Debt as a percentage of total capitalization increased slightly to 27.5 percent at December 31, 2010, from approximately 27.4 percent at the end of the third quarter 2010.
Fourth Quarter Highlights
At year end 2010, approximately 53 percent of the Company’s available rig operating days was committed for 2011 and approximately 31 percent was committed for 2012. The Company’s total backlog at December 31, 2010 was approximately $12.7 billion.
In the U.S. Gulf of Mexico, the Noble Danny Adkins resumed work for Shell on full rate in late December. The completion work being performed by the Adkins is expected to last until early February after which time the rig could return to standby rate if Shell does not have another work scope approved. Subsea systems in the Gulf of Mexico, including BOP stacks, have been certified by third parties on the Noble Amos Runner, Noble Clyde Boudreaux, Noble Danny Adkins, Noble Jim Day, Noble Paul Romano, and most recently, the Noble Jim Thompson.

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In Mexico, the Noble John Sandifer and the Noble Sam Noble each received short-term extensions beginning early January at dayrates of $74,000-$76,000. In the North Sea, the Noble Byron Welliver received a contract for approximately six months plus two priced option wells beginning early June at a dayrate of $88,000-$91,000. The Noble Lynda Bossler’s work with its current customer has been extended by approximately three months. The Noble Homer Ferrington is expected to begin a two-well assignment at the end of the first quarter.
In West Africa, the Noble Lloyd Noble is expected to begin a six-month contract in early February 2011. In the Middle East, the Noble Roy Rhodes received a two—month contract beginning early April 2011 at a dayrate of $88,000-$90,000, after which it will move to a dayrate of $92,000-$94,000 for a five-month contract as of mid May 2011. Also during the quarter, the Noble Joe Beall began a six-month contract for accommodation work at a dayrate of $53,000-$55,000.
In December, Noble announced the construction of two JU3000N high-specification jackups with total costs of $220 million per rig. The Company has options to construct up to four additional units exercisable before year-end 2011. In January, Noble also announced plans to construct two ultra-deepwater drillships at a cost of $605 million per unit. This contract contains options for up to two additional units which must be exercised by early May 2011. One of the drillships has received a Letter of Intent to work for Shell upon delivery in 2013 at a base dayrate of $410,000. The unit will be eligible for a 15 percent performance bonus.
“These newbuild announcements reinforce our strategy of adding high-specification rigs to our fleet at investment levels we believe will generate solid returns,” said Williams. “Since 2005, we have more than doubled Noble’s floating fleet, and upon completion of our existing newbuild program, we expect to have twelve ultra-deepwater units deployed in major petroleum basins around the world. Likewise, the JU3000N units will continue the modernization of our jackup fleet and be some of the most capable rigs in the world. These newbuilds, each to be constructed under turnkey contracts with proven shipyards, are expected to deliver value for many years to come.”
About Noble
Noble is a leading offshore drilling contractor for the oil and gas industry. Noble performs, through its subsidiaries, contract drilling services with a fleet of 73 offshore drilling units (including eight drilling rigs currently under construction), located worldwide, including in the Middle East, India, the U.S. Gulf of Mexico, Mexico, the Mediterranean, the North Sea, Brazil, West Africa and Asian Pacific. Noble also owns and operates a dynamically positioned floating production, storage, offloading vessel. Noble’s shares are traded on the New York Stock Exchange under the symbol “NE”. Additional information on Noble Corporation is available via the worldwide web at http://www.noblecorp.com.

Statements regarding contract backlog, earnings, costs, revenue, rig demand, fleet condition or performance, shareholder value, timing of delivery of newbuilds, contract commitments, dayrates, contract commencements, contract extensions or renewals, letters of intent or award, industry fundamentals, customer relationships, future performance, growth opportunities, market outlook, as well as any other statements that are not historical facts in this release, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to operating hazards and delays, risks associated with operations outside of the U.S., actions by regulatory authorities, customers and other third parties, legislation and regulations affecting drilling operations, compliance with regulatory requirements, costs and difficulties relating to the integration of acquired businesses, factors affecting the level of activity in the oil and gas industry, supply and demand of drilling rigs, factors affecting the duration of contracts, delays in the construction of newbuilds, the actual amount of downtime, factors that reduce applicable dayrates, violations of anti-corruption laws, hurricanes and other weather conditions, the future price of oil and gas and other factors detailed in the Company’s most recent Form 10-K, Form 10-Q’s and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.
Conference Call
Noble also has scheduled a conference call and webcast related to its fourth-quarter and full-year 2010 results on Thursday, January 27, 2011, at 8:00 a.m. U.S. Central Standard Time. Interested parties are invited to listen to the call by dialing 1-866-461-7129, or internationally 1-706-679-3084, using access code: 27248251 or by asking for the Noble Corporation conference call. Interested parties may also listen over the Internet through a link posted in the Investor Relations section of the Company’s Web site.
A replay of the conference call will be available on Thursday, January 27, 2011, beginning at 11:00 a.m. U.S. Central Standard Time, through Thursday, February 10, 2011, ending at 5:00 p.m. U.S. Central Standard Time. The phone number for the conference call replay is 1-800-642-1687 or, for calls from outside of the U.S., 1-706-645-9291, using access code: 27248251. The replay will also be available on the Company’s Web site following the end of the live call.
The conference call may include non-GAAP financial measures. Noble will post a reconciliation of any such measures to the most directly comparable GAAP measures in the “Investor Relations” section of the Company’s Web site under the heading “Regulation G Reconciliations.”

1/26/2011
For additional information, contact:
For Investors:	Lee M. Ahlstrom, Vice President — Investor Relations and Planning, Noble Drilling Services Inc., 281-276-6440

For Media:	John S. Breed, Director of Corporate Communications, Noble Drilling Services Inc., 281-276-6729

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Operating revenues
Contract drilling services	$614,418	$894,184	$2,695,493	$3,509,755
Reimbursables	19,668	37,234	76,831	99,201
Labor contract drilling services	8,816	8,455	32,520	30,298
Other	883	253	2,332	1,530

	643,785	940,126	2,807,176	3,640,784

Operating costs and expenses
Contract drilling services	331,930	264,012	1,177,800	1,006,764
Reimbursables	14,955	32,954	59,414	85,035
Labor contract drilling services	5,486	4,928	22,056	18,827
Depreciation and amortization	154,463	112,667	539,829	408,313
Selling, general and administrative	20,736	19,361	91,997	80,262
Loss on asset disposal/involuntary conversion, net	—	(214)	—	30,839

	527,570	433,708	1,891,096	1,630,040

Operating income	116,215	506,418	916,080	2,010,744

Other income (expense)
Interest expense, net of amount capitalized	(4,338)	(424)	(9,457)	(1,685)
Interest income and other, net	2,693	1,848	9,886	6,843

Income before income taxes	114,570	507,842	916,509	2,015,902
Income tax provision	(16,276)	(61,427)	(143,077)	(337,260)

Net income	98,294	446,415	773,432	1,678,642

Net income attributable to noncontrolling interests	464	—	(3)	—

Net income attributable to Noble Corporation	$98,758	$446,415	$773,429	$1,678,642

Net income per share
Basic	$0.39	$1.72	$3.03	$6.44
Diluted	$0.39	$1.72	$3.02	$6.42

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,	December 31,
	2010	2009
ASSETS
Current assets
Cash and cash equivalents	$337,871	$735,493
Accounts receivable	387,414	647,454
Prepaid expenses and other current assets	105,443	100,243

Total current assets	830,728	1,483,190

Property and equipment
Drilling equipment and facilities	12,471,283	8,666,750
Other	172,583	143,477

Total property and equipment	12,643,866	8,810,227
Accumulated depreciation	(2,595,779)	(2,175,775)

Net property and equipment	10,048,087	6,634,452

Other assets	342,506	279,254

Total assets	$11,221,321	$8,396,896

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long term debt	$80,213	$—
Accounts payable	374,814	197,800
Accrued payroll and related costs	125,663	100,167
Taxes payable	15,382	68,760
Other current liabilities	124,309	67,220

Total current liabilities	720,381	433,947

Long-term debt	2,686,484	750,946
Deferred income taxes	258,822	300,231
Other liabilities	268,001	123,340

Total liabilities	3,933,688	1,608,464

Commitments and contingencies

Shareholders’ equity
Shares	917,684	1,130,607
Additional paid-in capital	39,006	—
Retained earnings	6,630,500	5,855,737
Treasury shares	(373,967)	(143,031)
Accumulated other comprehensive loss	(50,220)	(54,881)

Total shareholders’ equity	7,163,003	6,788,432

Noncontrolling interests	124,630	—

Total equity	7,287,633	6,788,432

Total liabilities and equity	$11,221,321	$8,396,896

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended
	December 31,
	2010	2009
Cash flows from operating activities
Net income	$773,432	$1,678,642
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	539,829	408,313
Loss on asset disposal/involuntary conversion, net	—	30,839
Deferred income tax provision	(41,409)	36,866
Share-based compensation expense	34,930	37,995
Pension contributions	(16,464)	(17,639)
Net change in other assets and liabilities	364,058	(38,300)

Net cash from operating activities	1,654,376	2,136,716

Cash flows from investing activities
New construction	(653,269)	(717,148)
Other capital expenditures	(666,673)	(594,957)
Major maintenance expenditures	(103,542)	(119,393)
Accrued capital expenditures	139,185	(63,561)
Acquisition of FDR Holdings Limited, net of cash acquired	(1,629,644)	—

Net cash from investing activities	(2,913,943)	(1,495,059)

Cash flows from financing activities
Borrowings on bank credit facilities	40,000	—
Payments of long-term debt	—	(172,700)
Proceeds from issuance of joint venture partner notes	35,000	—
Proceeds from issuance of long-term debt, net	1,238,074	—
Proceeds from employee stock transactions	11,828	12,168
Settlements of interest rate swap agreements	(6,186)	—
Dividends/par value reduction payments	(227,326)	(47,939)
Repurchases of employee shares for taxes	(10,115)	(7,106)
Repurchases of shares	(219,330)	(203,898)

Net cash from financing activities	861,945	(419,475)

Net change in cash and cash equivalents	(397,622)	222,182
Cash and cash equivalents, beginning of period	735,493	513,311

Cash and cash equivalents, end of period	$337,871	$735,493

NOBLE CORPORATION AND SUBSIDIARIES
FINANCIAL AND OPERATIONAL INFORMATION BY SEGMENT
(In thousands, except utilization amounts, operating days and average dayrates)
(Unaudited)

	Three Months Ended December 31,						Three Months Ended September 30,
	2010			2009			2010
	Contract			Contract			Contract
	Drilling			Drilling			Drilling
	Services	Other	Total	Services	Other	Total	Services	Other	Total
Operating revenues
Contract drilling services	$614,418	$—	$614,418	$894,184	$—	$894,184	$584,919	$—	$584,919
Reimbursables	19,179	489	19,668	36,199	1,035	37,234	18,488	689	19,177
Labor contract drilling services	—	8,816	8,816	—	8,455	8,455	—	7,887	7,887
Other	883	—	883	253	—	253	635	—	635

	$634,480	$9,305	$643,785	$930,636	$9,490	$940,126	$604,042	$8,576	$612,618

Operating costs and expenses
Contract drilling services	$331,930	$—	$331,930	$264,012	$—	$264,012	$315,844	$—	$315,844
Reimbursables	14,483	472	14,955	31,967	987	32,954	13,696	655	14,351
Labor contract drilling services	—	5,486	5,486	—	4,928	4,928	—	5,302	5,302
Depreciation and amortization	151,256	3,207	154,463	110,054	2,613	112,667	140,199	3,083	143,282
Selling, general and administrative	20,571	165	20,736	19,297	64	19,361	25,220	262	25,482
Loss on asset disposal/involuntary conversion, net	—	—	—	—	(214)	(214)	—	—	—

	$518,240	$9,330	$527,570	$425,330	$8,378	$433,708	$494,959	$9,302	$504,261

Operating income	$116,240	$(25)	$116,215	$505,306	$1,112	$506,418	$109,083	$(726)	$108,357

Operating statistics
Jackups:
Average Rig Utilization	76%			81%			77%
Operating Days	3,019			3,218			3,032
Average Dayrate	$83,023			$131,975			$90,791

Semisubmersibles
Average Rig Utilization	69%			100%			90%
Operating Days	826			997			1,057
Average Dayrate	$241,483			$396,302			$172,727

Drillships:
Average Rig Utilization	90%			100%			100%
Operating Days	495			276			468
Average Dayrate	$302,753			$269,615			$229,963

FPSO/Submersibles:
Average Rig Utilization	11%			0%			26%
Operating Days	31			—			64
Average Dayrate	$465,616			$—			$304,000

Total:
Average Rig Utilization	73%			83%			79%
Operating Days	4,371			4,491			4,621
Average Dayrate	$140,554			$199,122			$126,581

NOBLE CORPORATION AND SUBSIDIARIES
CALCULATION OF BASIC AND DILUTED NET INCOME
(In thousands, except per share amounts)
(Unaudited)
The following table sets forth the computation of basic and diluted net income per share:

	Three months ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Allocation of net income
Basic
Net income attributable to Noble Corporation	$98,758	$446,415	$773,429	$1,678,642
Earnings allocated to unvested share-based payment awards	(952)	(4,647)	(7,497)	(16,811)

Net income to common shareholders — basic	$97,806	$441,768	$765,932	$1,661,831

Diluted
Net income attributable to Noble Corporation	$98,758	$446,415	$773,429	$1,678,642
Earnings allocated to unvested share-based payment awards	(950)	(4,628)	(7,481)	(16,758)

Net income to common shareholders — diluted	$97,808	$441,787	$765,948	$1,661,884

Weighted average number of shares outstanding — basic	250,687	256,507	253,123	258,035
Incremental shares issuable from assumed exercise of stock options	687	1,090	813	856

Weighted average number of shares outstanding — diluted	251,374	257,597	253,936	258,891

Weighted average unvested share-based payment awards	2,439	2,699	2,438	2,611

Earnings per share
Basic	$0.39	$1.72	$3.03	$6.44
Diluted	$0.39	$1.72	$3.02	$6.42